UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 26, 2010

ChoiceOne Financial Services, Inc.
(Exact Name of Registrant as
Specified in its Charter)

Michigan (State or Other Jurisdiction of Incorporation)	000-19202 (Commission File Number)	38-2659066 (IRS Employer Identification No.)

109 E. Division Street Sparta, Michigan (Address of Principal Executive Offices)	49345 (Zip Code)

Registrant's telephone number, including area code: (616) 887-7366

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

                    On August 26, 2010, the Board of Directors of ChoiceOne Financial Services, Inc. (the "Company") appointed Ms. Roxanne M. Page to the Board. Ms. Page is a Certified Public Accountant and Partner with Beene Garter, LLP, an independently owned accounting and consulting firm. In addition, the Board of Directors appointed Ms. Page to the Audit Committee. Ms. Page's term of office as a director will expire at the annual meeting of shareholders of the Company in 2012.

                    There is no arrangement or understanding between Ms. Page and any other person pursuant to which she was selected to serve as director, nor are there any transactions in which she has an interest requiring disclosure under Item 404(a) of Regulation S-K. Ms. Page will be entitled to receive compensation for her service as a director consistent with the compensation paid to other directors as described in ChoiceOne's most recent Proxy Statement, filed with the Securities and Exchange Commission on April 2, 2010.

Item 7.01	Regulation FD Disclosure.

                    On August 30, 2010, the Company issued a press release attached to this Current Report as Exhibit 99.1 announcing Ms. Page's appointment to the Board of Directors. Exhibit 99.1 is furnished to, and not filed with, the Commission.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	99.1	Press Release.

SIGNATURES

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	August 30, 2010	CHOICEONE FINANCIAL SERVICES, INC. (Registrant)

		By:	/s/ Thomas Lampen
Thomas Lampen Its Treasurer

EXHIBIT INDEX

Exhibit Number	Document

99.1	Press Release.